EXHIBIT 99.1

Technical Communications Corporation Reports Results for the Three and Nine Months Ended June 29, 2019

CONCORD, Mass., Aug. 09, 2019 (GLOBE NEWSWIRE) -- Technical Communications Corporation (NasdaqCM: TCCO) today announced its results for the three and nine month periods ended June 29, 2019. For the three months ended June 29, 2019, the Company reported a net loss of $(326,000), or $(0.18) per share, on revenue of $1,235,000, compared to a net loss of $(450,000), or $(0.24) per share, on revenue of $907,000 for the quarter ended June 30, 2018.  For the nine months ended June 29, 2019, the Company reported a net loss of $(401,000), or $(0.22) per share, on revenue of $4,275,000, compared to a net loss of $(1,221,000), or $(0.66) per share, on revenue of $2,548,000 for the nine months ended June 30, 2018. The Company restated its unaudited consolidated financial statements as of and for the three and nine months ended June 30, 2018; the information set forth herein reflects such restatements.

Commenting on corporate performance, Carl H. Guild, Jr., President and Chief Executive Officer of TCC said, “During the Company’s third quarter ended June 29, 2019, we achieved some improvement in our financial performance. The Company is in the final stages of completing a significant engineering services contract received in fiscal 2017. In addition, we began initial shipments during the third fiscal quarter under orders we received valued at $2.7 million from ADS, Inc. for the company’s DSP9000 and HSE6000 voice encryption systems. We expect to ship the majority of the remaining items during our fourth fiscal quarter ending September 28, 2019.”

About Technical Communications Corporation

For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the effect of foreign political unrest; domestic and foreign government policies and economic conditions; future changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q for the quarters ended March 30, 2019 and December 29, 2018 and its Annual Report on Form 10-K for the fiscal year ended September 29, 2018 and the “Risk Factors” section included therein.

Technical Communications Corporation

Condensed consolidated statements of operations

	Quarter Ended
	(Unaudited)
	06/29/2019	06/30/2018
		(As restated)
Net revenue	$1,235,000	$907,000
Gross profit	445,000	194,000
S, G and A expense	732,000	522,000
Product development costs	43,000	124,000
Operating loss	(330,000)	(452,000)
Net loss	(326,000)	(450,000)
Net loss per share:
Basic	$(0.18)	$(0.24)
Diluted	$(0.18)	$(0.24)

	Nine Months Ended
	(Unaudited)
	06/29/2019	06/30/2018
		(As restated)
Net revenue	$4,275,000	$2,548,000
Gross profit	1,644,000	729,000
S, G and A expense	1,872,000	1,513,000
Product development costs	187,000	442,000
Operating loss	(414,000)	(1,226,000)
Net loss	(401,000)	(1,221,000)
Net loss per share:
Basic	$(0.22)	$(0.66)
Diluted	$(0.222)	$(0.66)

Condensed consolidated balance sheets

	06/29/2019	09/29/2018
	(Unaudited)	(derived from audited
		financial statements)
Cash and cash equivalents	$765,000	$1,982,000
Accounts receivable - trade	44,000	560,000
Inventory, net	1,082,000	1,369,000
Other current assets	123,000	142,000
Total current assets	2,014,000	4,053,000
Property and equipment, net	44,000	49,000

Total assets	$2,058,000	$4,102,000

Accounts payable	$318,000	$188,000
Deferred revenue	338,000	2,107,000
Accrued expenses and other current liabilities	227,000	274,000
Total current liabilities	883,000	2,569,000
Total stockholders’ equity	1,175,000	1,533,000
Total liabilities and stockholders’ equity	$2,058,000	$4,102,000

Technical Communications Corporation
100 Domino Drive
Concord, MA 01742 – 2892

Michael P. Malone
Chief Financial Officer
(978) 287-5100
www.tccsecure.com